EXHIBIT 23.1


                     Consent of PricewaterhouseCoopers LLP,

                            Independent Accountants,

                             dated September 1, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-11 of our report dated January 14, 2000 relating to the financial statements of CNL Health Care Properties, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Orlando, Florida

September 1, 2000